EXHIBIT 10.1

AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AGREEMENT (this

“Amendment”) is made as of February 28, 2025 among Rezolve AI Limited, a company formed under the laws of England and Wales (the “Purchaser”) and Fortis Advisors LLC, a Delaware limited liability company, as the representative of the Sellers (as defined in the Securities Purchase Agreement (as defined below)) (the “Seller Representative”).

WHEREAS:

1.
The Purchaser, the Seller Representative, GroupBy Inc., an Ontario corporation (“GroupBy”), GroupBy International Ltd., an Ontario corporation (“GroupBy International” and together with GroupBy, the “Target Companies” and each a “Company”), and the shareholders of the Target Companies listed on Exhibit A thereto as sellers (the “Sellers” and each a “Seller”) entered into a Securities Purchase Agreement dated as of February 11, 2025 (the “Securities Purchase Agreement”).
2.
Pursuant to Section 10.5 of the Securities Purchase Agreement, the Securities Purchase Agreement can be amended by the approval, in writing, executed by the Purchaser and the Seller Representative.
3.
The Purchaser and the Sellers wish to amend certain terms of the Securities Purchase Agreement as provided for herein.
4.
The Seller Representative wishes to execute this Amendment as representative of the Sellers pursuant to Section 10.5 of the Securities Purchase Agreement.
5.
Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Securities Purchase Agreement is hereby amended as follows:

1.
Section 1.2

Section 1.2 of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following:

In consideration for the surrender for cancellation by certain Sellers of the Cancellation Warrants (as defined below) and the sale of: (i) the Acquired Securities which are shares in the capital of GroupBy, Purchaser will allot to the benefit of the Sellers 3,959,903 Consideration Shares; and (ii) the Acquired Securities which are the shares in the capital of GroupBy International, Purchaser will allot to the benefit of the Sellers 39,999 Consideration Shares (collectively, the “Purchase Price”).

2.
Schedule 1.3(a)

Schedule 1.3(a) of the Securities Purchase Agreement is hereby deleted and replaced with the updated Schedule 1.3(a) attached as Exhibit A to this Amendment.

3.
Section 1.3(c)

The following is hereby added as a new subsection (i) of the existing Section 1.3(c) of the Securities Purchase Agreement, and the other subsections of Section 1.3(c) are re-numbered accordingly:

(i)
each Seller who is the holder of one or more warrants to purchase Class A Preferred Shares in the capital of the Target Companies, as set forth on Schedule 1.3(a) (the “Cancellation Warrants”) shall surrender such Cancellation Warrants for cancellation and such Cancellation Warrants shall be cancelled and of no further force or effect;
4.
Section 7.11

Section 7.11 of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following:

7.11 Consideration Shares Trading Restrictions. Each Seller hereby agrees and undertakes with the Purchaser that it shall not dispose of any Consideration Shares on any one day to the extent such sales by such Seller are on that day more than 5% of the total volume of shares of the Purchaser traded in the market as shown on the NASDAQ online platform. In addition, each Seller agrees and undertakes with the Purchaser that it shall not directly or indirectly engage in or facilitate (either through the provision of Consideration Shares on loan to a third party or otherwise) in the short selling of shares in the Purchaser.

5.
Article IX

The definition of “Outside Date” in Article IX of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Outside Date” means March 14, 2025.

6.
Entire Agreement

The Securities Purchase Agreement, as amended by this Amendment, contains the entire agreement between the parties as to its subject matter and supersede all prior contracts, obligations, representations, conduct and understandings between the parties with respect to the subject matter herein. Except with respect to the modifications expressly implemented in accordance with this Amendment, the content of this Amendment shall not in any way be interpreted as modifying other terms and conditions of the Securities Purchase Agreement and it contains no other modification, whether implicit or ancillary, and no other change in any other respect, and the Securities Purchase Agreement remains in full force and effect and is hereby ratified and confirmed by the parties. On and after the date of this Amendment, each reference in the Securities Purchase Agreement or in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with the Securities Purchase Agreement, will mean and be a reference to the Securities Purchase Agreement as amended by this Amendment.

7.
Severance

If a provision of this Amendment would, but for this clause, be void, unenforceable or illegal in a jurisdiction, the provision will be read down to the extent necessary to avoid that result (and if the provision cannot be read down, to that extent, it will be severed in that jurisdiction), without affecting the validity and enforceability of that provision in any other jurisdiction or any other provisions of this Amendment.

8.
Titles and Subtitles.

The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

9.
Variation

This Amendment can only be varied by an instrument in writing signed by the Purchaser and the Seller Representative.

10.
Governing Law

This Amendment is governed by, and is to be construed in accordance with, the Laws of province of Ontario and the federal laws of Canada. Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of province of Ontario, Canada and any courts that have jurisdiction to hear appeals from any of those courts, and irrevocably waives any right to object to proceedings being brought in those courts on the basis that proceedings have been brought in an inconvenient forum.

11.
Counterparts

This Amendment may be executed and delivered in counterparts and all of which, when taken together, will be deemed to constitute one and the same agreement. A signed copy of this Amendment delivered by facsimile, email or other means of electronic transmission, including electronic signatures, will be deemed to have the same legal effect as delivery of an original signed copy of this Amendment. Each person who executes this Amendment on behalf of a party under a power of attorney or otherwise declares and warrants that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power.

[Remainder of this page intentionally left blank]

The undersigned parties have duly executed this Amendment as of the date first written above.

PURCHASER:

REZOLVE AI LIMITED

By:	/s/ Dan Wagner
Name:	Dan Wagner
Title:	CEO

SELLER REPRESENTATIVE:

FORTIS ADVISORS LLC

By:	/s/ Ryan Simkin
Name:	Ryan Simkin
Title:	Managing Director